Exhibit 7C

Addendum to Question 7.c on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Series Number	Series Name	Is this the Series last filing for this series? (Y/N)
100	ACTIVE BOND TRUST	N
101	AMERICAN FUNDAMENTAL HOLDING TRUST	N
102	AMERICAN GLOBAL DIVERSIFICATION TRUST	N
103	AMERICAN GLOBAL GROWTH TRUST	N
104	AMERICAN GLOBAL SMALL CAP TRUST	N
105	AMERICAN HIGH-INCOME BOND TRUST	N
106	AMERICAN ASSET ALLOCATION TRUST	N
107	AMERICAN BOND TRUST	N
108	AMERICAN NEW WORLD TRUST	N
109	BOND INDEX TRUST A	N
110	BOND INDEX TRUST B	N
111	EMERGING MARKETS VALUE TRUST	N
112	FRANKLIN TEMPLETON FOUNDING ALLOCATION TRUST	N
113	GLOBAL REAL ESTATE TRUST	N
115	HIGH INCOME TRUST	N
116	INCOME TRUST	N
117	CORE STRATEGY TRUST	N
118	INTERNATIONAL SMALL COMPANY TRUST	N
120	MID CAP INTERSECTION TRUST	N
121	MID CAP VALUE EQUITY TRUST	N
122	MID VALUE TRUST	N
123	MUTUAL SHARES TRUST	N
124	REAL ESTATE EQUITY TRUST	Y
125	SHORT TERM BOND FUND	N
126	SM CAP INTRINSIC VALUE TRUST	Y
127	SMALL CAP VALUE	N
128	SMALL COMPANY GROWTH TRUST	N
129	SPECTRUM INCOME TRUST	N
130	US MULTI SECTOR TRUST	N
131	VALUE & RESTRUCTURING TRUST	N
132	VISTA TRUST	N
133	FLOATING RATE INCOME TRUST	N
134	CORE ALLOCATION PLUS TRUST	N
135	GROWTH EQUITY TRUST	N
136	CAPITAL APPRECIATION VALUE TRUST	N
137	DISCIPLINED DIVERSIFICATION TRUST	N
138	AMERICAN DIVERSIFIED GROWTH AND INCOME TRUST	N
139	ALPHA OPPORTUNITIES TRUST	N
140	SMALLER COMPANY GROWTH TRUST	N
141	SHORT TERM GOVERNMENT INCOME TRUST	N
142	BALANCED TRUST	N
143	INTERNATIONAL INDEX TRUST	N
144	CORE FUNDAMENTAL HOLDINGS TRUST	N
145	CORE GLOBAL DIVERSIFICATION TRUST	N
146	CORE ALLOCATION TRUST	N
147	CORE DISCIPLINED DIVERSIFICATION TRUST	N
148	CORE BALANCED TRUST	N

Please refer to the most recent shareholders report for additional information concerning the funds.